UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): July 1, 2010

ASIARIM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	-------------	83-0500896
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1601, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+852 9795 8749
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 1, 2010, the Company entered into a Participation Agreement (the "PA") with Ascenda Corporation ("Ascenda") and BAL Investments Limited (to be renamed Commodore Asia Limited) ("CAL") to set up a joint venture company namely CAL to be engaged in the business of design, sourcing, development, procurement, trade financing and product support of certain computer and mobile (smart) phone products and other products from time to time, under the "Commodore" brand name. On the same date, the parties above entered into a Shareholders Agreement to memorialize the workings of the joint venture company, CAL.

Under the PA, CAL will be the joint venture company owned as to 51% by the Company and 49% by Ascenda. Ascenda shall provide its expertise, resources and on a best efforts basis trading and financing for manufacturing orders for US$100 million and US$150 million in sales in the first two years respectively ("Net Sales Targets"). The Company agrees to provide to CAL US$500,000 (to be paid in installments) working capital loan at an interest rate of 6% per annum.

A summary of the other significant terms and conditions in the PA are as follows: -

1.

Within 30 days from the date of the PA ("Closing Date"), the Company shall issue 2,685,000 shares of common stock to Ascenda at an agreed issue price of US$0.80 per share as its value of contribution by Ascenda under the PA. Ascenda undertakes not to sell or transfer any of the aforementioned shares as long as the accumulated Net Sales Targets have not been achieved to an extent of at least fifty percent (50%) of the targets set forth herein.

2.

Ascenda shall have the right to sells its 49% stake in CAL to the Company for the further issuance of 2,685,000 shares of common stock in the Company within 3 years commencing on the Closing Date provided that the business plans and milestones of the Company, as defined in the agreement, have been achieved. This share swap above may be executed on a proportional basis as soon as at least 50% of the accumulated net sales have been achieved.

3.

In the event that the Net Sales Targets (as defined in the agreement) are accelerated, Ascenda shall further more be entitled to the issuance of another 2,685,000 shares in the common stock of the Company as an earn out on a pro-rata basis.

4.	Ascenda have the right to nominate an executive director to the board of directors of the Company as long as Ascenda holds more than 5% of the outstanding shares in the share capital of the Company.

Item 9.01	Financial Statements And Exhibits
(d)	Exhibits

Exhibit No.	Description	Location
---------------	----------------------------------------	------------------
Exhibit 10.1	Participation Agreement	Provided herewith

Exhibit 10.2	Shareholders' Agreement	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2010	ASIARIM CORPORATION

By: /s/ Ben van Wijhe
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Name: Ben van Wijhe
Title: President